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                                                                      EXHIBIT 21

                           SUBSIDIARIES OF THE COMPANY


A. As of December 31, 2000 the following are subsidiaries more than 50% owned (included in the consolidated financial statements):

                                              Jurisdiction of         Percentage
        Name                                  Incorporation              Owned
-------------------------                     ---------------         ----------
Trans-Lux Canada Ltd.                           Canada                   100%
Trans-Lux Castle Rock Corporation (2)           Colorado                 100
Trans-Lux Cinema Consulting Corporation (4)     California               100
Trans-Lux Cocteau Corporation (2)               New Mexico               100
Trans-Lux Colorado Corporation (2)              Colorado                 100
Trans-Lux Desert Sky Corporation (4)            Arizona                  100
Trans-Lux Display Corporation                   Delaware                 100
Trans-Lux Dreamcatcher Corporation (4)          New Mexico               100
Trans-Lux Durango Corporation (2)               Colorado                 100
Trans-Lux Experience Corporation                New York                 100
Trans-Lux Four Corners Corporations (2)         New Mexico               100
Trans-Lux FSC Corporation (3)                   Barbados                 100
Trans-Lux High Five Corporation (2)             Colorado                 100
Trans-Lux Investment Corporation                Delaware                 100
Trans-Lux Laramie Corporation (2)               Wyoming                  100
Trans-Lux Loma Corporation (2)                  New Mexico               100
Trans-Lux Los Lunas Corporation (2)             New Mexico               100
Trans-Lux Loveland Corporation (2)              Colorado                 100
Trans-Lux Midwest Corporation                   Iowa                     100
Trans-Lux Montezuma Corporation (2)             New Mexico               100
Trans-Lux Multimedia Corporation                New York                 100
Trans-Lux Pennsylvania Corporation (2)          Pennsylvania             100
Trans-Lux Pty Limited                           Australia                100
Trans-Lux Seaport Corporation                   New York                 100
Trans-Lux Service Corporation                   New York                 100
Trans-Lux Skyline Corporation (2)               Colorado                 100
Trans-Lux Southwest Corporation (2)             New Mexico               100
Trans-Lux Starlight Corporation (4)             New Mexico               100
Trans-Lux Storyteller Corporation (2)           New Mexico               100
Trans-Lux Summit Corporation (2)                Colorado                 100
Trans-Lux Syndicated Programs Corporation       New York                 100
Trans-Lux Taos Corporation (2)                  New Mexico               100
Trans-Lux Theatres Corporation (1)              Texas                    100
Trans-Lux Valley Corporation (2)                Arizona                  100
Trans-Lux West Corporation                      Utah                     100
Trans-Lux Wyoming Corporation (4)               Wyoming                  100

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(1)   Wholly-owned subsidiary of Trans-Lux Investment Corporation.
(2)   Wholly-owned subsidiary of Trans-Lux Theatres Corporation.
(3)   Wholly-owned subsidiary of Trans-Lux Syndicated Programs Corporation.
(4)   Wholly-owned subsidiary of Trans-Lux Multimedia Corporation.


B. Other entities (accounted for in the consolidated financial statements under the equity method):

      MetroLux Theatres - A joint venture partnership in which Trans-Lux Loveland Corporation, listed in A. above as a wholly-owned subsidiary of the Registrant, is a 50% venture. Metro Colorado Corporation owns the remaining 50% of the joint venture and is unrelated to the Registrant.